                                                                Exhibit (10)(l)


                       Dated the 24th day of November 2000
                       -----------------------------------

                           CITYPLAZA HOLDINGS LIMITED

                                       AND

                              ELASTIC NETWORKS INC.

                       -----------------------------------

                                TENANCY AGREEMENT

                                       FOR

                              SUITES 1608 TO 1613,

                                  CITYPLAZA ONE

                       -----------------------------------

                            JOHNSON STOKES & MASTER,

                               SOLICITORS, & C.,

                                   HONG KONG.

                                     INDEX

                                                                         Page No
                                                                         -------

SECTION I: AGREEMENT

        Agreement                                                              1
        Parties                                                                1
        Premises                                                               1
        Term                                                                   1
        Rent                                                                   1
        Rent-Review                                                            1

SECTION II: PAYMENT OF RENT AND OTHER CHARGES

1.      Rent                                                                   5
        (A) Additional Rent                                                    5
        (i) & (ii) Air-conditioning                                            5
        (iii) Management Charges                                               5
2.      Rates etc.                                                             6
3.      Utility Charges and Deposits                                           6
4.      Cleaning Charges                                                       7

SECTION III: TENANTS OBLIGATIONS

1.      Compliance with Ordinances                                             7
2.      Fitting out                                                            7
3.      To keep the Interior in good repair                                    9
4.      Installation of wires cables and services                             10
5.      Repair of Electrical Installations                                    11
6.      Good Repair of Toilets and Water Apparatus                            11
7.      Cleaning of Drains                                                    11
8.      Indemnification of Landlord                                           11
9.      Insurance                                                             12
10.     Protection from typhoon                                               12
11.     To permit Landlord to enter and view                                  12
12.     To execute repairs on receipt of notice                               12
13.     Outside Windows                                                       13
14.     Inform Landlord of Damage                                             13
15.     Cleaning and Cleaning Contractors                                     13
16.     Refuse and Garbage Removal                                            13
17.     Installation of Telephone Cables                                      13
18.     Directory Boards                                                      13
19.     Contractors/Employees/Invitees and Licensees                          14
20.     Damage to Building                                                    14
21.     Regulations                                                           14
22.     User                                                                  14
23.     Yield up Premises and Handover                                        14

24.     Taxes                                                                 15
25.     Damage to Windows                                                     15

SECTION IV: LANDLORD OBLIGATIONS AND RIGHTS

1.      Quiet Enjoyment                                                       15
2.      Government Rent                                                       15
3.      Roof and Main Structure                                               16
4.      Decoration of Common Areas                                            16
5.      Maintenance of Services                                               16
6.      Air-conditioning                                                      16
7.      Rights Reserved to the Landlord                                       17

SECTION V: RESTRICTIONS AND PROHIBITIONS

1.      Installation and Alterations                                          18
2.      Injury to Walls                                                       19
3.      No Alterations to Exterior                                            19
4.      Obstructions to Outside Windows                                       19
5.      Not erect gates or grilles                                            19
6.      Noise                                                                 19
7.      Signs                                                                 20
8.      Auctions Sales                                                        20
9.      Illegal or Immoral Use                                                20
10.     Sleeping or Domestic Use                                              20
11.     Storage of Merchandise and Hazardous Goods                            20
12.     User                                                                  20
13.     Obstructions in Passages                                              21
14.     Parking & Loading                                                     21
15.     Deliveries and use of Passenger Lifts                                 21
16.     Preparation of food and Prevention of Odours                          21
17.     Not to misuse lavatories                                              21
18.     Animals, Pets and Infestation                                         21
19.     No Touting                                                            22
20.     Breach of Government Lease or Conditions or Deed of
        Mutual Covenant                                                       22
21.     Breach of Insurance Policy                                            22
22.     Prohibited Names                                                      22
23.     Alienation                                                            22
24.     Advertising of Premises                                               23

SECTION VI: EXCLUSIONS

1.      Lifts/Air-conditioning/Utilities                                      24
2.      Fire and Overflow of Water                                            24
3.      Security                                                              24
4.      Damage to the Premises                                                24

SECTION VII: ABATEMENT OF RENT

        Suspension of Rent in case of Fire, etc.                              25

SECTION VIII : DEFAULT

1.      Default                                                               26
2.      Interest                                                              26
3.      Acceptance of Rent                                                    27
4.      Acts of Employees Invitees and Licensees                              27
5.      Distraint                                                             27

SECTION IX: DEPOSIT

1.      Deposit                                                               27
2.      Increase in Deposit                                                   28
        Repayment of Deposit                                                  28

SECTION X: REGULATIONS

1.      Introduction of Regulations                                           28
2.      Conflict                                                              28

SECTION XI: INTERPRETATION AND MISCELLANEOUS

1.      Marginal Notes, Headings and Index                                    29
2.      "the Building"                                                        29
3.      "the Development"                                                     29
4.      Normal Business Hours                                                 29
5.      Gender                                                                29
6.      Name of Building                                                      29
7.      Alterations To the Building                                           29
8.      Condonation not a waiver                                              30
9.      Letting Notices and Entry                                             30
10.     Service of Notice                                                     30
11.     Stamp Duty and Costs                                                  31
12.     Deed of Mutual Covenant                                               31
13.     No Key Money                                                          31
14.     Entire Agreement                                                      31

SECTION XII: SPECIAL CONDITIONS

      Special Conditions 31

FIRST SCHEDULE

Part I    Parties                                                             32
Part II   The Building and the Premises                                       32

Part III  Term                                                                32
Part IV   Rent free period                                                    33

SECOND SCHEDULE

Part I    Particulars of Rent                                                 34
Part II   Particulars of Air-conditioning Charges                             34
Part III  Management Charges                                                  34
Part IV   Deposit                                                             34
Part V    Fit Out Fee                                                         34

THIRD SCHEDULE

      User                                                                    35

FOURTH SCHEDULE

      Special Conditions                                                      35

Signatures

plan(s) annexed

                                    SECTION I
                                    AGREEMENT

Agreement

1. This Tenancy Agreement is made this 24th day of November Two thousand

BETWEEN

Parties           (i)      CITYPLAZA HOLDINGS LIMITED whose registered office
                           is situate at 35th Floor, Two Pacific Place, 88
                           Queensway, Hong Kong ("the Landlord" which expression shall include its successors in title and assigns) of the one part and

                  (ii) The party of whom particulars are set our in Pan I of the First Schedule hereto, ("the Tenant") of the other part.

                  NOW IT IS HEREBY AGREED as follows:

Premises
Term
Rent
Review

1.01 The Landlord hereby agrees to let to the Tenant and the Tenant hereby agrees to take a tenancy of ALL THOSE the Premises ("the Premises) forming part of all that Building ("the Building") more particularly described in Part II of the First Schedule TOGETHER WITH the use in common with the Landlord and all others having the like right of (i) the Landlord's driveways, entrances, staircases, landings and passages in or adjacent to the Building in so far as the same are necessary for the proper use and enjoyment of the Premises; (ii) the lift service and air-conditioning service in the Building and (iii) the free and uninterrupted passage and running of water soil gas electricity and other services through the sewers drains pipes cables wires and other service media in or upon the Building or the raised floors therein and serving the Premises FOR THE TERM specified in Part III of the First Schedule ("the Term") YIELDING AND PAYING therefor throughout the first 36 months of the Term the rent set out in
Part I of the Second Schedule (subject to a rent-free period as provided for and subject to the terms as set out in Part IV of the First Schedule) and by way of additional rent the air-conditioning charges and management charge as set out in Parts I, II and III of the Second Schedule which rent and additional rent shall be paid exclusive of rates in advance free and clear of all deductions and without set off on the first day of each calendar month throughout the Term the first and last of such payments to be apportioned according to the number of days in the calendar month in which the Term commences or ends.

Rent-Review

1.02 If the Term shall be longer than 36 months each succeeding period of 36 months after the first such period of the Term shall be referred to as "a Review Period". The rent payable during a Review Period is referred to as "the New Rent". Where the

New Rent payable as set out in Part I of the Second Schedule is to be calculated by reference to Current Market Rental (as defined below) for the Premises the following provisions shall apply

      (a) Current Market Rental shall subject to the provisions of Clause 1.02(d) mean the Current Market Rental for the Premises without making any allowance to reflect or compensate the Tenant for the absence of any rent free period or contribution to fitting out works or other allowance which might then be the practice in open market lettings for a Landlord to make. Such a Current Market Rental shall be that which would be payable after the expiry of any such rent free or concessionary rent period and after receipt of any such contribution or other allowances as would be negotiated in the open market upon a letting of the Premises as a whole by a willing landlord to a willing tenant in the open market at the Review Period all of which shall be entirely disregarded in any calculation of Current Market Rental.

      (b) If agreement is reached between the Landlord and the Tenant as to the rent to be payable throughout a Review Period such agreement shall be in writing signed by both parties and in each such case the rent payable during such Review Period shall be the New Rent as so agreed.

      (c) If such an agreement has not been made two (2) months before the commencement of any Review Period either the Landlord or the Tenant may serve a notice upon the other calling for an independent surveyor and valuer ("the Surveyor") to be appointed to determine the New Rent. The Surveyor may be appointed by agreement between the Landlord and the Tenant or in default of such agreement within one month before the commencement of any Review Period the Surveyor may be appointed at the request of either of the parties in the first instance by the President for the time being of The Hong Kong Institute of Surveyors. The Surveyor so appointed shall give a Written decision with reasons and such decision as to what shall be the New Rent shall be conclusive and binding on the parties hereto.

      (d) In determining the New Rent the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rent for prime office accommodation elsewhere in the Development, the Building and/or in similar office buildings in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") having attributes comparable to those of the Building obtainable at the time of commencement of the relevant Review Period on the following assumptions that at that date:

            (i) the Premises are fitted out and equipped and fit for immediate occupation and use complete with floor and wall coverings, false ceilings, raised floors, air-conditioning throughout and electrical reticulation and other landlord's finishes fittings and equipment all of a standard commensurate with a high class modern office building in Hong Kong and that no work which has been carried out by the Tenant or its permitted sub-tenants (if any) of predecessors in title has diminished the rental value of the Premises and that in case the Premises have been destroyed or damaged, they have been fully reinstated and restored;

            (ii) the Premises are available for letting by a willing landlord to a willing tenant without a premium but with vacant possession (but fitted out and equipped) and subject to the provisions of this Agreement (other than the amount of rent and any rent free period and any restrictions on user provided for herein) for a term equal to the unexpired balance of the Term hereby created;

            (iii) that the covenants herein contained on the part of the
                  Landlord and the Tenant have been fully performed and observed,

            but disregarding:

            (iv) any effect on rent of the fact that the Tenant has been in occupation of the Premises;

            (v) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant;

            (vi) any effect on rental value of the Premises attributable to any special improvement to the Premises or any part thereof carried out by the Tenant with the Landlord's consent where required (otherwise than in pursuance of an obligation of the Tenant) including any special improvements made by the Landlord at the expense of the Tenant prior to the commencement or during the continuance of the Term;

            (vii) any suspension of rent under Clause 7.01.

                  and without making any allowance to reflect or compensate the Tenant for the absence of any rent free period or contribution to fitting out works or other allowance which might then be the practice in open market lettings for a landlord to make or the rental otherwise payable in accordance with Part I of the Second Schedule. The Current Market Rental shall be defined as that which would be payable after the expiry of any such rent free or concessionary rent period and after receipt of any such contribution or other allowances as would be negotiated in the open market upon a letting of the Premises as a whole by a willing landlord to a willing tenant in the open market at the Review Period for a term equal to the unexpired balance of the Term of this Agreement with vacant possession without a fine or premium;

                  (e) The Surveyor shall afford to each of the parties an opportunity to make representations to him.

                  (f) If the Surveyor shall die delay or become unwilling or incapable of acting or if for any other reason the President for the time being of the Hong Kong Institute of Surveyors or the person acting on his behalf shall in his absolute discretion think fit he may by writing discharge the Surveyor and appoint another in his place.

                  (g) If the New Rent shall not have been determined before the commencement of a Review Period pending determination of the New Rent, the Tenant shall continue to pay on account of the New Rent the rent that was payable immediately before the beginning of the Review Period in question and within fourteen (14) days of the determination of the New Rent, the Tenant shall pay to the Landlord the difference between the rent actually paid by the Tenant during the period pending determination as aforesaid and the New Rent payable for the period pending determination plus interest on the difference between the old rent and the New Rent at the rate of 0.07% per day from the commencement of the Review Period until the date of payment and in the event of the New Rent being less than the rent actually paid the Landlord shall refund to the Tenant the difference between the New Rent and the rent actually paid by the Tenant during the period pending determination.

                  (h) The costs and expenses of the Surveyor including the cost of his appointment shall be borne by the Landlord and the Tenant in equal shares. All other costs and expenses incurred by the Landlord or the Tenant in respect of or in connection with any rent review shall be borne by themselves separately.

                                   SECTION II
                        PAYMENT OF RENT AND OTHER CHARGES

2. The Tenant hereby agrees with the Landlord as follows:

Rent
Additional Rent

2.01 To pay on the days and in the manner hereinbefore provided without deduction or set off in Hong Kong Currency the rent and by way of further or additional rent in respect of the Premises:

Air-conditioning

      (i) the Air-Conditioning Charges from time to time payable by the Tenant as set out in Part II of the Second Schedule;

      (ii) in addition to the Air-Conditioning Charges referred to in Part II of the Second Schedule, if at any time during the Term the cost of providing the air-conditioning service including (without limitation) the cost of maintenance, staff, replacement parts, depreciation, electricity and all other costs related to such service shall have increased, the Landlord shall be entitled to increase the Air-Conditioning Charges payable by the Tenant to cover the increase in the cost of providing the service in the first instance since the commencement of the Term and on each occasion thereafter since the last increase and a notice in writing of each increase shall be served setting out the reasons for the increase but the Landlord's assessment of the appropriate increase shall be final and conclusive and binding on the Tenant in the absence of manifest error;

      (iii) any Air-Conditioning Charges payable by the Tenant for additional air-conditioning services provided by the Landlord from time to time as provided in Clause 4.06(b) of Section IV; and

Management Charges

      (iv) Management Charges far management services provided and amounts expended by the Landlord in relation to the management and maintenance of all non-structural portions of the Development which are not let or intended to be let to or occupied by individual tenants ("the Common Areas") from time to time payable by the Tenant as set out in Part III of the

            Second Schedule Provided that the Landlord shall be entitled to increase the amount of Management Charges payable by the Tenant with effect on and from the 1st day of January in every year of the Term; and

            (v) in addition to the Management Charges referred to in Pan III of the Second Schedule and the aforesaid annual increment in the Management Charges as referred to in sub-clause (iv) above, if at any time or times during the Term the cost to the Landlord for providing the management service, including (without limitation) the cost of maintenance of plant and machinery, staff, replacement of parts, depreciation, cost of electricity or other services and all other costs related to such service shall have increased, the Landlord shall have the right to increase the amount of the Management Charges payable by the Tenant to cover the increase in the cost to the Landlord of providing the management service since in the first instance the date of commencement of the Term and thereafter since the date of the last increase and a notice in writing served by the Landlord on the Tenant notifying the Tenant of an increase in the Management Charge and setting out the reason for the increase shall be served but (in the absence of manifest error) the Landlord's assessment shall be conclusive and binding upon the Tenant.

Rates etc.

2.02 To pay and discharge all rates, taxes assessments, duties, impositions, charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Government Rent and Property Tax alone excepted). Without prejudice to the generality of this sub-clause the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Hong Kong Government and in the event of the Premises not yet having been assessed to rates the Tenant shall until such time as the Premises are assessed to rates pay to the Landlord monthly and in advance a sum equal to the rates which would be charged by the Hong Kong Government for each month on the basis of a rateable value equal to twelve months' rent payable by the Tenant, on account of the Tenant's liability under this Clause;

Utility
Charges
and Deposits

2.03 To pay and discharge all deposits and charges in respect of water, electricity and telephone as may be shown by or operated from the Tenant's own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.

Cleaning Charges

2.04 To pay the cost of the daily cleaning of the Premises including where the Tenant occupies the entire floor of the passenger and the service lift lobbies on the floor(s) of the Building on which the Premises are situated and of the removal of litter therefrom.

                                   SECTION III
                              TENANT'S OBLIGATIONS

3. The Tenant hereby agrees with the Landlord : -

Compliance
with
Ordinances

3.01 To obey observe and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises by the Tenant or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee agent licensee or permitted sub-tenant of the Tenant and without prejudice to the foregoing to obtain and maintain in force and to observe and comply with the terms of any approval licence or permit required by any Governmental or other competent authority in connection with the Tenant's use and occupation of the Premises prior to the commencement of the Tenant's business and to indemnify the Landlord against the consequences of any breach of this provision;

Fitting out

3.02 To fit out the interior of the Premises in accordance with such plans and specifications as shall have been fast submitted to and approved by the Landlord in writing in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building, such fitting out to include but not be limited to the following:

      (i) Connection and reticulation of all electrical wiring including wiring to air-conditioning plant and to light fittings together with control switching etc. within the Premises (whether underneath the raised flooring above the false ceilings or otherwise) all such work to be carried out only by registered electrical contractors;

      (ii) All floor finishes and partitioning within the Premises provided that any partitioning installed by the Tenant within the Premises shall be dry partitioning only;

      (iii) Any alteration to the sprinkler system fire alarm and ventilation system necessitated by the Tenant's layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;

      (iv) Any alteration to the air-conditioning ducting that may be required by the Tenant's internal layout of the Premises PROVIDED that if the Tenant's fitting out proposals should require the modification or relocation of any air handling equipment installed at the Premises the Tenant shall pay all costs incurred by the Landlord and its contractors in connection with such modification or relocation;

      (v)   Internal decoration, furnishings and specialized Tenant's equipment;

      (vi) Any alteration to the raised flooring including the alignment, re-alignment or removal of the raised flooring system, the installation of floor boxes, the creation of openings in the raised floor panels and the cutting or sub-division of the raised floor panels;

      Provided:

      (A) that the Tenant will use in connection with its fitting-out and decoration and furnishing works only contractors or sub- contractors in respect of whom the prior approval in writing of the Landlord shall have been obtained or who shall be nominated by the Landlord IT BEING AGREED that in no circumstances shall any work be commenced or be permitted to be commenced by any contractor who shall not first have been approved in writing by the Landlord AND THAT in any event any and all work involving any alteration to or modification of or in any way associated with the sprinkler system, the security system, the plumbing and drainage system and piping and the fixed air-conditioning ducting, chilled water pipes and air-conditioning controls shall be carried out only by contractors nominated by the Landlord. All works to be carried out by the Tenant its contractors or sub-contractors shall be carried out in accordance with the FITOUT RULES to be issued by the Landlord from time to time and to be signed by the Tenant prior to commencement of Tenant's works and the Tenant will pay to the Landlord the sums set out in Part V of the Second Schedule;

      (B) that the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and or costs properly incurred by the Landlord in consulting its architect and/or specialist consultants in respect of such variations;

      In carrying out any approved work hereunder the Tenant shall and shall cause his servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all reasonable instructions and directions which way be given by the Landlord's servants or agents or other authorised representatives in connection with the carrying out of such work;

To keep the
Interior in
good repair

3.03  (a)   To keep and maintain at the expense of the Tenant all the interior parts of the Premises including the flooring raised flooring and cables and wires installed thereunder the interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein including (without limitation) all doors, windows, electrical installations and wiring, light fittings, suspended ceilings, fire fighting apparatus and air-conditioning duting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all painting, papering and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated;

      (b) At the expense of the Tenant to replace from time to time all Landlord's fixtures and fittings and appurtenances in the Premises which may be or become beyond repair at any time;

      (c) At the expiration or sooner determination at the Term, to deliver up the Premises and all fittings, fixtures and additions therein and thereto other than tenants fixtures and fittings to the Landlord in good clean and tenantable conditioning and repair in accordance with its covenant to repair contained herein;

Installation of
wires cables
and services

3.04  (i)   To install all wires pipes and cables and other services serving the
            Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times in accordance with the Landlord's directions and not to install any such wires pipes cables or other services without first providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlords consent in regard thereto;

      (ii) To provide to the Landlord a full coloured diagram of all electrical wiring to be installed by the Tenant within or serving or connected to the Premises and/or within the ducts, trunkings or conduits provided by the Landlord within the Building for the installation of electrical and/or fibre-optical or other wires or cables or means of passing receiving or transmitting information and all telephone and other service wires conduits and cables installed by or at the order of the Tenant and to clearly label and in accordance with any directions given by the Landlord colour-code all such wires conduits and cables to identify the same as being the Tenant's and if required by the Landlord at the expiration or sooner determination of the Term at the Tenant's expense to remove the same from all ducts conduits or trunkings within the Building taking care not to disturb damage or interfere with any wires cables or other means of communication belonging to the Landlord or to other occupiers of any part or parts of the Building or of any other part of the Development that may have been installed within any such ducts conduits or trunkings and making good any damage caused by the Tenant in so doing and the Tenant will indemnify and hold the Landlord harmless against any claim action or demand that may be brought by any person suffering any loss or damage or interference wit business or inconvenience caused by or arising from the Tenant's actions in complying with its obligations hereunder;

Repair of
Electrical
Installations

3.05 To repair or replace if so required by the appropriate utility company, authority or statutory undertaker as the case may be under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder by a duly registered contractor all the electrical wiring installations and fittings within the Premises installed by the Tenant and the wiring from the Tenant's meter or meters to the Premises;

Good Repair of
Toilets and
Water Apparatus

3.O6 To maintain all toilets and sanitary and water apparatus located within the Premises (or elsewhere it used exclusively by the Tenant its employees invitees and licensees and permitted sub-tenants) in good clean and tenantable state and in proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned;

Cleaning
of Drains

3.07 To pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains in the Building that become choked or stopped up owing to the improper or careless use of any toilet or water or sanitary or drainage equipment by the Tenant or its employees invitees contractors or licensees;

Indemnification
of Landlord

3.08  (i)   To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto;

      (ii) To be responsible for any claim arising as a result of any accident happening at the Premises or any injury suffered or damage to or loss of any chattels or property sustained whether within or outside the Premises as a result of such accident and the Tenant hereby covenants and agrees with the Landlord to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such accident injury damage or loss as aforesaid and all costs and expenses incidental thereto;

Insurance

3.09 To insure or at the discretion of the Landlord permit the Landlord at the Tenant's expense and in the name of the Tenant to effect and maintain insurance cover to the satisfaction of the Landlord with a reputable insurance company as shall be approved by the Landlord in respect of all the Tenant's obligations under Clause 3.08 and third party liability arising from any accident happening at the Premises or injury suffered or damage to or loss of any chattel or property sustained whether within or outside the Premises the Policy of Insurance so effected to be endorsed to show the interest of the Landlord and the agent or the manager of the Development therein and to be in such amount as may be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modified restricted or cancelled without the express prior written consent of the Landlord and in the event of such insurance being effected by the Tenant itself in pursuance of its obligations hereunder whenever required so to do by the Landlord to produce to the Landlord such policy of insurance together with a receipt for the last payment of premium;

Protection
from typhoon

3.10 To take all necessary and appropriate precautions to protect the interior of the Premises from storm or typhoon damage;

To permit
Landlord to
enter and view

3.11 To permit the Landlord its agents and all persons authorized by it with or without workmen or others and with or without appliances at all reasonable times and upon prior notice (save in the case of an emergency) to enter upon the Premises to view the condition thereof and to take inventories of the Landlord's fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be. In the exercise of such rights the Landlord will cause as little damage or disturbance to the Tenant as is possible;

To execute
repair on
receipt of
notice

3.12 To make good all defects and wants of repair to the Premises for which the Tenant may be liable within the space of one month (or such shorter period as the Landlord may require if the work in question is in the opinion of the Landlord to be carried out as a matter of urgency) from the receipt of written notice from the Landlord to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action;

Outside Windows

3.13 To keep all windows of the Premises closed at all times;

Inform Landlord
of Damage

3.14 To give notice to the Landlord or its agent of any damage that the Premises may suffer and of any defect in the water and gas pipes electrical wiring or fittings, fittings fixtures or other utility supply equipment provided by the Landlord directly the Tenant becomes aware of any such damage or defect;

Cleaning and
Cleaning
Contractors

3.15 To keep the Premises including where the Tenant occupies the entire floor the passenger and service lift lobbies on the floor(s) of the Building on which the Premises are situated at all times a clean and sanitary state and condition, and for the better observance hereof to employ as cleaners of the Premises (at the expense of the Tenant) a firm of specialist cleaners to be nominated by the Landlord:

Refuse and
Garbage
Removal

3.16 To be responsible for the removal of refuse and garbage from the Premises to such location within or adjacent to the Building as shall be specified by the Landlord from time to time and to use only such type of refuse container as is specified by the Landlord from time to time. In the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the Tenant shall bear an appropriate proportion of the reasonable cost of such service;

Installation
of Telephone
Cables

3.17 Subject to sub-clause 3.02 of this Clause the Tenant shall make its own arrangements with Hong Kong Telecom Limited or any other authorised and licensed telecommunications supplier with regard to the installation of telephones or other communication systems in the Premises, but the installation of telephone and communication lines outside the Premises must be in the common ducting provided in the Building for that purpose and in all respects in accordance with the Landlord's directions;

Directory
Boards

3.18 To pay the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory board at the entrances to the Building and to the directory board on the floor on which the Premises are situated;

Contractors
Employees
Invitees and
Licensees

3.19 To be liable for any act default negligence or omission of the Tenant's contractors employees invitees licensees or permitted sub-tenants as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith;

Damage to
Building

3.20 To pay to the Landlord immediately on demand the costs of repairing any part of the Building or the Development or any of the lifts or other services and facilities installed therein that may be damaged by reason of any act default or neglect on the part of the Tenant its agents servants invitees licensees or permitted sub-tenants;

Regulations

3.21 To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof;

User

3.22 To use the Premises for the purposes described in the Third Schedule and for no other purposes whatsoever;

Yield up
Premises &
Handover

3.23 To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained together with all keys giving access to all parts of the Premises having removed all tenant's trade furniture and fittings making good any damage to the Premises caused as a result thereof Provided That where the Tenant has made any alterations or installed any fixtures fittings or additions in or to the Premises and notwithstanding that the Landlord's consent for so doing may have been obtained or have been given or be deemed to have been given the Landlord may at its sole discretion require the Tenant at the Tenant's sole cost and expense to reinstate or remove or do away with all or any such alterations fixtures fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord PROVIDED FURTHER THAT without limitation to the generality of the foregoing it is hereby expressly agreed that:-

      (i) if the Tenant removes any of the raised floor panels with or without the approval of the Landlord the Tenant shall at its own risk cost and expense store all panels so removed and shall upon the expiration or sooner determination of this

            Agreement at its cost and expense reinstate the raised floor panels at the relevant part of the Premises to the satisfaction of the Landlord; and

      (ii) if the Tenant carries out any other work to the raised flooring system with or without the approval of the Landlord the Tenant shall upon the expiration or sooner determination of this Agreement, at its own cost and expense reinstate the raised flooring system to the same condition as at the commencement of this Agreement to the satisfaction of the Landlord and to the extent to which such reinstatement cannot be effected to the satisfaction of the Landlord the Tenant shall at its own cost and expense replace the relevant part of the raised flooring system to the satisfaction of the Landlord;

Taxes

3.24 To pay or reimburse the Landlord on demand as additional rent any sales tax value added tax (or any tax of a similar nature) chargeable in respect of any payment made by the Tenant under or in connection with this Agreement or paid by the Landlord on any payment made by the Landlord where the Tenant agrees in this Agreement to reimburse the Landlord for such payment,

Damage to
Windows

3.25 To pay or reimburse the Landlord the cost of replacing all broken damaged scratched or marked windows whether the same be broken damaged scratched or marked by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

                                   SECTION IV
                        LANDLORD'S OBLIGATIONS AND RIGHTS

4. The Landlord agrees with the Tenant as follows:

Quiet Enjoyment

4.01 To permit the Tenant (duly paying the rent, the Air-Conditioning Charges the Management Charges and rates and other payments hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord;

Government Rent

4.02 To pay the Government Rent and Property Tax attributable to or payable in respect of the Premises;

Roof and Main
Structure

4.03 To maintain and keep the main structure roofs main electricity supply cables main drains water pipes main walls and exterior window frames of the Building in a proper and substantial state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to repair or remedy the same within a reasonable period after the service on it of such notice;

Decoration of
Common Areas

4.04 To carry out all necessary maintenance and decoration to the Common
Areas as and when the Landlord shall in its absolute discretion decide the same is necessary and to keep the Common Areas in a clean and sanitary condition in all respects in a style and state of maintenance appropriate to a first class office building and to provide a proper and efficient building security service;

Maintenance of
Services

4.05 To use its reasonable endeavours to maintain the escalators, lifts, fife services equipment, security installations and air-conditioning plant and water chilling apparatus and other services provided within the Building not within the Premises in proper working order and condition;

Air-conditioning

4.06  (a)   The Landlord shall subject to Sub-clause 4.07(c) of this Section and to Sub-clause 6.01(i) of Section VI of this Agreement provide and maintain for the Premises during Normal Business Hours as hereinafter defined an air-conditioning service at a charge to the Tenant as set out in Part II of the Second Schedule;

      (b) Subject to Sub-clause 4.07(c) of this Section and to Sub-clause 6.01(i) of Section VI of this Agreement the Landlord shall supply the Tenant with an air-conditioning service outside Normal Business Hours as specified hereunder upon request being made by the Tenant to the Landlord. The cost for such additional hours of air-conditioning service including the toil of running the necessary air-conditioning plant and equipment shall be reasonably determined by the Landlord whose decision shall be final and notified to the Tenant from time to time and shall be paid on demand by the Tenant to the Landlord as additional rent;

Rights Reserved
to the Landlord

4.07 It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the Term:

(a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building, the Development or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That the Landlord shall exercise this right in a manner that is reasonable in all the Circumstances;

(b) the full and free right and liberty to enter upon the Premises in the circumstances in which the agreements by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated and if necessary in cases of emergency to break and enter the Premises for the purpose of securing access to the Premises or to such machinery or switch rooms or the like to view the state and condition thereof and to carry out all maintenances and repairs to the machinery wiring pipes and other equipment therein as the Landlord shall in its absolute discretion consider necessary the Landlord carrying out such works in a reasonable and responsible manner causing as little damage and disturbance to the Tenant as possible;

(c) the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, escalators (if any), electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them Provided however that (except in case of unavoidable breakdown or emergency which puts or requires all the lifts servicing the Premises to be put out of action simultaneously) at least one of the lifts serving the Premises shall be maintained in operation at all times."

                                    SECTION V
                          RESTRICTIONS AND PROHIBITIONS

5. The Tenant agrees with the Landlord and undertakes: -

Installation and
Alterations

5.01  (a)   Not to make or permit or suffer to be made any alterations in or additions to the Premises or to the sprinkler system, electrical wiring installations, air-conditioning ducting lighting fixtures or other Landlord's fixtures or to install any plant apparatus or machinery (other than normal office machinery) therein without first having obtained the written consent of the Landlord;

      (b) Nor to place on any part of the Premises any object of any kind including any safe of a weight in excess of 200 lb. or creating a dead load exceeding 50 lb. per square foot at a location not previously approved in writing by the Landlord. Before taking into the Premises any object exceeding such weight or dead load the Tenant shall apply to the Landlord for a written approval to the positioning of such abject. Thereafter the Tenant shall not move such object from the approved location without the written approval of the Landlord first having been obtained. All reasonable and proper fees incurred by the Landlord in the obtaining of the approval of the Landlord's architects as to the location of such object shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such permission;

      (c) Not to install any air-conditioning plant or equipment of any kind on/or within or at any part of the Premises without the prior consent of the Landlord in writing AND the Tenant shall comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective or worn parts and wiring and the Tenant shall be strict]y liable far any damage caused by the installation operation defect or removal of such units;

      (d) Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant's separate meter;

      (e) Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building;

Injury to
Walls or Floors

5.02 Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows window frames walls beams slabs structural members raised floors or other part of the fabric of the Premises or lay or use any floor covering or do anything which may damage or penetrate the raised flooring or slab;

No Alterations
or Exterior

5.03 Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises;

Obstructions to
Outside Windows

5.04 Not to block up, darken or obstruct or obscure any of the windows or lights belonging to the Premises;

Not erect gates
or grilles

5.05 Not without the prior written consent of the Landlord to erect or install doors, gates, grilles, shutters or other similar installations whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such door or grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations;

Noise

5.06 Not to cause or produce or suffer or permit to be produced on or in the Premises any Sound or noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises within the Building or in any other part of Taikoo Place or elsewhere;

Signs

5.07 Not without the prior written approval of the Landlord to exhibit or display within or on the exterior of the Premises any writing sign signboard or other device whether illuminated or not which may be visible from outside the Premises nor without the Landlord's prior written consent to affix any writing sign signboard or other device in at or above any Common Area, lobby, landings or corridors of the Building;

Auction Sales

5.08 Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises;

Illegal or
Immoral Use

5.09 Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or Improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises;

Sleeping or
Domestic Use

5.10 Not to use or permit the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or allow any person to remain on the Premises overnight without first obtaining the Landlord's permission in writing for so doing;

Storage of
Merchandise and
Hazardous Goods

5.11 Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business by way of samples and exhibits nor to keep or store or cause or permit or suffer to be kept or stored thereat any arms or ammunition, gun-powder, salt-peter, petroleum, liquified petroleum gas, butane gas, kerosene or other explosive or dangerous hazardous or prohibited goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any Statutory modification or re-enactment thereof from time to time in force;

User

5.12 Not to use the Premises for any purpose other than the purpose specified in the Third Schedule and in particular but without prejudice to the generality of the foregoing not to use the Premises for the purpose of a Buddhist hall or temple or for the performance of the ceremony known as Ta Chai or for any similar ceremony or for any other religious purpose or the performance of any religious ceremony;

Obstructions in
Passages

5.13 Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee licensee or permitted subtenant of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings or fire exits of the Building used in common with other tenants or the Landlord or otherwise encumber the same;

Parking & Loading

5.14 Not to park any vehicle in or obstruct or otherwise use or permit any vehicle to be parked in or be obstructed or otherwise used by any employee agent licensee or permitted sub-tenant of the Tenant any of those areas of the Building allocated to parking or for the movememt of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord;

Deliveries and
use of passenger
lifts

5.15 Not without the prior written consent of the Landlord to take delivery to the Premises or furniture or other large objects during Normal Business Hours and not to cause or suffer or permit passenger lifts to be used for delivery purposes at any time or load or permit or suffer to be loaded into any service lift or passenger lift in the Building a weight greater than such lift is designed or permitted to carry;

Preparation of
food and
prevention
of odours

5.16 Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or permit any offensive or unusual odours to be produced upon or emanate from the Premises;

Not to misuse
lavatories

5.17 Not to use or permit or suffer to be used any lavatory facilities whether shared wit other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin, sink or other lavatory fitting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the cast of any breakage, blockage or damage resulting from a breach of this provision;

Animals, pets
and infestation

5.18 Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the reasonable satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct;

No Touting

5.19 Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents licensees or permitted sub-tenants,

Breach of
Government Lease
or Conditions
or Deed of Mutual
Covenants

5.20 Not to commit any breach of the negative or restrictive provisions of the Government Lease or Conditions under which the Landlord holds the Premises or of the Deed of Mutual Covenants (if any) or any Sub-Deed of Mutual Covenants affecting the Building and/or the Development and to indemnify the Landlord against the consequences of any such breach;

Breach of
Insurance Policy

5.21 Not to cause suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach;

Prohibited Names

5.22 Not without the previous written consent of the Landlord to adopt or include in the name of the business or any or company operated by the Tenant at the Premises any of the names or words "Swire" or "Taikoo" or the name or words "Cityplaza" or "Pacific Place" or any name similar thereto and not at any time to change the name of the Tenant or of any such firm or company or the business castled on by the Tenant at the Premises to include any such name as aforesaid;

Alienation

5.23 The Tenant shall not assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

(a) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing palmer or otherwise;

(b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(c) In the case of a tenant which is a Corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;

(e) The Change of the Tenant's business name without the previous written approval of the Landlord which shall not be unreasonably withheld if the change of the Tenant's business name does not in the opinion of the Landlord conflict with or prejudice the business or reputation or other interests of the Landlord or of any associated company of the Landlord;

PROVIDED that the sharing of the Premises as licensee(s) only with a company which is and remains at all times a subsidiary company of the Tenant as defined in Section 2(4) of the Companies Ordinance shall not be a breach of this clause provided that the Tenant provides full particulars to the Landlord of such sharing and of the subsidiary company of the Tenant concerned and provided that such sharing of occupation is terminated forthwith in the event that such company ceases to be a subsidiary of the Tenant as so defined.

Advertising of
Premises

5.24 Not to erect upon the Premises, the Building or any part thereof any sign or display advertising the Premises or any part thereof available for letting or sub-letting or issue any pamphlet publicity or advertisement in any form whatsoever with regard to any proposed letting or sub-letting of the Premises.

                                   SECTION VI
                                   EXCLUSIONS

6.01 IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord (including its servants or agents) shall not in any circumstances other than those arising from its own gross negligence or willful default be liable to the Tenant or any other person whomsoever:-

Lifts,
Air-conditioning
Utilities

      (i) In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system, electric power or water supplies, or any other building service provided in or serving the Building, or

Fire and overflow
of water

      (ii) In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building or any part of the Development or in any way attributable to fire-storm tempest flood Act of God or other inevitable accident, or

Security

      (iii) For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, or

Damage to the
Premises

      (iv) In respect of any accident happening or injury suffered or damage to or loss of any chattel or property sustained on the Premises and the Tenant hereby agrees with the Landlord to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such accident injury damage or loss as aforesaid and all costs and expenses incidental thereto.

      PROVIDED THAT the Landlord's liability hereunder shall be limited to abatement of rent payable hereunder or a proportionate part thereof in respect of any claim arising due to the gross negligence or wilful default of the Landlord its servants or agents.

                                   SECTION VII
                               SUSPENSION OF RENT

Suspension of
rent in case
of fire etc.

7.01 If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord or the Tenant so as to render the Premises unfit for commercial use or inaccessible and the policy or policies of insurance for such risk effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the rent and other charges hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended, rent and other charges paid in advance in respect of the current month being refunded, until the Premises shall again be rendered accessible and fit for commercial use PROVIDED THAT in circumstances when the whole or substantially the whole of the Premises have been rendered inaccessible or unfit for commercial use and should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII

                                     DEFAULT

8. It is hereby expressly agreed and declared as follows:-

Default

8.01 If the rent and/or the Air-Conditioning Charges or Management Charges or any other moneys payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same shall have become payable (whether finally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer take possession of any of its assets or have a receiving order made against it or in such circumstance as aforesaid fail to satisfy any judgement that may be given in any action against it after final appeal or go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceeding be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful far the Landlord at any time thereafter to reenter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action or non-observance or non-performance by the Tenant of any of the terms of this Agreement. A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt;

Interest

8.02 Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the daily rate of 0.07% calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Agreement;

Acceptance of
Rent

8.03 The acceptance of any rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed;

Acts of Employees
Invitees and
Licensees

8.04 For the purpose of these presents any act default neglect or omission of any guest visitor servant contractor employee agent invitee licensee or permitted sub-tenant of the Tenant shall be deemed to be the act default neglect or omission of the Tenant;

Distraint

8.05 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

                                   SECTION IX
                                     DEPOSIT

Deposit

9.01 The Tenant shall on the signing hereof deposit with the Landlord the sum or sums specified in Part IV of the Second Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the deposit in accordance herewith during the Term the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

Increase in
Deposit

9.02 The amount of the deposit shall be increased following each and any review in rent to Current Market Rental or increase in Air-Conditioning Charges and/or Management Charges to a sum equal to THREE months rent at the rate payable after the review in question plus three months Air-Conditioning Charges at the highest ascertainable rate at that time payable by the Tenant pursuant to Sub-clause 2.01(i) of Section II and plus three months Management Charges at the rate at that time payable by the Tenant pursuant to Sub-clause 2.01(iv) of Section II and the Tenant shall make payment to the Landlord of such additional sum as shall be required to bring the deposit up to the appropriate amount within fifteen days of each rent review or increase and the provisions of this Section IX shall apply to such further deposits.

Repaymemt of
Deposit

9.03 Subject as aforesaid the deposit and any further deposits paid shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and condition herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

                                    SECTION X
                                   REGULATIONS

Introduction of
Regulations

10.01 The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may reasonably consider necessary for the proper operation and maintenance of the Building and/or the Development.

Conflict

10.02 Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

                                   SECTION XI
                        INTERPRETATION AND MISCELLANEOUS

Marginal Notes,
Headings and
Index

11.01 The Marginal Notes, Headings and Index are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

"the Building"

11.02 References in this Agreement to `the Building" are to that part of the commercial/office tower constructed as part of the Development known as Cityplaza One of which particulars are contained in Part II of the First Schedule hereto.

"the Development"

11.03 References herein to "the Development" are to the development comprising the office tower and other facilities and the retail podium erected on some part or parts of the piece or parcel of land at Taikoo Shing, Hong Kong known and registered at the Land Registry as The Remaining Portion of Section Q. The Remaining Portion of Section R and Sub-Section 5 of Section K of Quarry Bay Marine Lot No. 2 and the Extension thereto.

Normal Business
Hours

11.04 The term "Normal Business Hours" for the purposes of this Agreement means the hours other than on Sundays and Public Holidays, between 8.00 a.m. and 7.00 p.m. on each Monday to Friday and between 8.00 a.m. and 2.00 p.m. on each Saturday which is not a Public Holiday.

Gender

11.05 In this Agreement unless the context otherwise requires words importing the singular number shall include the plural number and vice versa and words importing a gender shall include every gender and references to persons include bodies corporate or unincorporate.

Name of Building

11.06 The Landlord reserves the right to name the Development and/or the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

Alterations To
the Building

11.07 The Landlord reserves the right from time to time to improve extend add to or reduce the Building and/or the Development or in any manner whatsoever to alter or deal with the

Building and/or the Development (other than the Premises) and the Landlord shall exercise its rights in this respect in a manner that is reasonable in all the circumstances.

Condonation not
a waiver

11.08 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices
and Entry

11.09 During the six months immediately before the expiration or sooner determination of the Term:-

      (i) the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require; and

      (ii) the Tenant shall allow the Landlord or its authorised agents to enter the Premises together with prospective new tenants and the Tenant shall show them the entire Premises.

Service of Notice

11.10 Any notice required to be served on the Tenant shall be sufficiently served if delivered or dispatched by registered post to or left at the Premises or last known address of the Tenant. Any notice required to be served on the Landlord shall be sufficiently served if delivered or dispatched by registered post to its registered office from time to time. A notice sent by registered post shall be deemed to be given at the time and date of posting.

Stamp Duty and
Costs

11.11 Each of the parties hereto shall bear its own legal costs in relation to the preparation approval and execution of this Agreement. The stamp duty hereon and Land Registry fees (if any) shall be borne by the Landlord and the Tenant in equal shares.

Deed of Mutual
Covenant

11.12 The Tenant shall observe and comply with and perform all the covenants terms and provisions in any Deed of Mutual Covenant and Management Agreement now or at any future time in force relating to the Building so far as they relate to the Premises and shall indemnify the Landlord against the breach non-observance or non-performance thereof provided however that such documents shall not contain any covenants or conditions expressed to be binding upon the owner or occupier or any tenant of any portion of the Building which shall be incompatible with or place any unreasonable restriction upon the proper use of the Premises by the Tenant for the purposes of its legitimate business as described in the Third Schedule and will not derogate from any of the rights and privileges granted to the Tenant by virtue of the provisions of this Agreement.

No Key Money

11.13 The Tenant hereby expressly declares that for the grant of the Term no key money or premium or construction money or other consideration otherwise than the rent and other payments herein expressly reserved and expressed to be payable has been paid or will be payable to the Landlord or to any person whomsoever.

Entire Agreement

11.14 This Agreement sets out the full agreement between the parties. No warranties or representations express or implied of any kind other than those set out herein (if any) are or have been made or given by the Landlord or by anybody on his behalf and if any such warranties or representations express or implied have been made, the same are withdrawn or deemed to have been withdrawn immediately before the execution of this Agreement

                                  SECTION XII
                               SPECIAL CONDITIONS

Special
Conditions

12. The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set forth in Schedule 4.

      IN WITNESS whereof the parties have caused this document to be executed the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

                                     PART I

LANDLORD             :  CITYPLAZA HOLDINGS LIMITED

REGISTERED           :  35th Floor, Two Pacific Place, 88 Queensway, Hong Kong.
OFFICE

TENANT               :  ELASTIC NETWORKS NC.

PLACE OF
INCORPORATION        :  the State of Delaware, the United States of America

PRINCIPAL PLACE
OF BUSINESS          :  21st, 22nd Floor and 27th Floor, Cityplaza One, 1111
                        King's Road, Quarry Bay, Hong Kong.

THE BUILDING         :  The multi-storeyed commercial/office building erected as part of the Development erected on The Remaining Portion of Section Q and The Remaining Portion of Section R of
                        Quarry Bay Marine Lot No. 2 and the Extension thereto and known as:

                        CTTYPLAZA ONE
                        Taikoo Shing, Quarry Bay,
                        Island East,
                        Hong Kong.

THE PREMISES         :  All Those Portions of the Sixteenth (16th) floor of the
                        Building known as Suites Nos. 1608 to 1613 as the same are for the purposes of identification only shown and coloured Pink on the floor plan(s) hereto annexed.

                                    PART III

TERM                 :  A term of Three (3) year commencing on the 17th day of
                        November 2000 and expiring on the 16th day of November
                        2003.

                                     PART IV

RENT FREE            :  A rent free period of two (2) months from the 17th day
PERIOD                  of November 2000 to the 26th day of January 2001 shall
                        be given during which rent free period, the Tenant

                        (a)   shall not be required to pay rent; and

                        (b) but shall be obliged to pay rates, Management Charges, Air-Conditioning Charges and other outgoings payable by the Tenant in manner hereinafter mentioned.

                      THE SECOND SCHEDULE ABOVE REFERRED TO

                                     PART I

                                      RENT

For the Term the rent shall be HK$248,805.OO per calendar month.

                                     PART II

                     PARTICULARS OF AIR-CONDITIONING CHARGES

The Air-Conditioning Charges that will be payable with effect from the commencement of the Term for air-conditioning supplied to the Premises during Normal Business Hours will be HK$29,488.00 per month (subject to review).

                                    PART III

                               MANAGEMENT CHARGES

The Management Charges that will be payable with effect from the commencement of the Term as a due proportion of the cost to the Landlord of providing the management services to the Common Areas and services of the Development will be HK$23,038.OO per month (subject to review).

                                     PART IV

                                     DEPOSIT

The amount of the deposit that shall be paid to the Landlord on the signing hereof in accordance with Clause 9.01 of Section IX (subject to review) shall be in the sum of HK$903,993.00.

                                     PART V

                                   FIT OUT FEE

Item 1:       Fee for approval of Plans:-                      HK$13,820.00

Item 2:       Fee for temporary services during fit out:-      NIL

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                                      USER

      The Tenant will use the Premises for commercial offices for the purposes of the Tenant's business only and for no other purpose whatsoever.

                      THE FOURTH SCHEDULE ABOVE REFERRED TO

                               SPECIAL CONDITIONS

1. CONDITION PRECEDENT

      The Tenant acknowledges and confirms that it is fully aware that the Premises are subject to an existing tenancy agreement dated 11th December 1997 (the "Previous Agreement") made between the Landlord and Standard Chartered Bank (the "Previous Tenant"), and the tenancy created thereunder shall expire on 9th November 2000. Notwithstanding anything hereinbefore contained or any rule of law or equity to the contrary, this Agreement is subject to the condition precedent that vacant possession of the Premises shall be delivered to the Tenant on 17th November 2000. If for any reasons whatsoever the Landlord fails to deliver vacant possession of the Premises to the Tenant on 17th November 2000 this Agreement shall at the option of either party be determined and become null and void and the deposit paid by the Tenant to the Landlord shall be refunded to the Tenant in full but without compensation, interest or cost and neither company shall have any claim or damages against the other. The Tenant shall, if so required by the Landlord, execute a Cancellation Agreement prepared by the Landlord to evidence the termination of this Agreement, the costs and disbursements of which shall be borne by the Landlord. For the avoidance of doubt, the Tenant shall not be entitled to claim against the Landlord for any damages or compensation whatsoever in respect of the termination of this Agreement pursuant to this Clause.

SIGNED by                               )
                                        )
                                        )
/s/ Stephan G. Spurr                    )       For and on behalf of
                                        )       CITYPLAZA HOLDINGS LIMITED
for and on behalf of CITYPLAZA          )
                                        )
HOLDINGS LIMITED (The Landlord)         )       /s/ [ILLEGIBLE]
                                        )       --------------------------------
in the presence of/whose signature(s)   )                               Director
                                        )
is/are verified by :-                   )


                            /s/ Julianna [ILLEGIBLE]

                            [ILLEGIBLE]
                            [ILLEGIBLE]
                            Solicitor, Hong Kong SAR

SIGNED by                               )
  LARRY HURTADO                         )       For and on behalf of
  COO & VICE PRESIDENT                  )       Elastic Networks Inc.
  ELASTIC NETWORKS INC.                 )
                                        )
for and on behalf of the Tenant         )       /s/ [ILLEGIBLE]
                                        )       --------------------------------
in the presence of :-                   )                Authorized Signature(s)

  ANGEL HO
  SENIOR SPECIALIST, MARKETING OPERATIONS
  ELASTIC NETWORKS INC.

                                                /s/ [ILLEGIBLE]

RECEIVED the day and year first above written
                                                 )
the sum of HONG KONG DOLLARS NINE                )      HK$903,993.00
                                                 )      =============
HUNDRED AND THREE THOUSAND NINE                  )
                                                 )
HUNDRED AND NINETY THREE being the               )   For and on behalf of
                                                 )   CITYPLAZA HOLDINGS LIMITED
Deposit payable by the Tenant hereunder          )
                                                 )
on the signing hereof in accordance with         )   /s/ [ILLEGIBLE]
                                                 )   --------------------------
Section IX Clause 9.01 hereof and Part IV        )                     Director
                                                 )
of the Second Schedule hereto.                   )

CITYPLAZA 1
16th FLOOR LAYOUT PLAN

                              [FLOOR PLAN OMITTED]